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                                                               Exhibit b(4)(e)





                                    INDEX



SECTION                                    PAGE
------------------------------------------------

ACCELERATED BENEFITS RIDER FOR
TERMINAL ILLNESS                             1

BENEFITS

    Accelerated Benefits Amount              1
    Terminal Illness                         2
    Limitations on Payments for
    Terminal Illness                         2

GENERAL TERMS

    Election Date                            3
    Election                                 3
    Legal Requirements                       3
    Proof of Terminal Illness                3
    Termination                              4



















                                     -I-




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ACCELERATED BENEFITS RIDER FOR TERMINAL ILLNESS
--------------------------------------------------------------------------------
Payment of Accelerated Benefits under this rider will be in lieu of Death Benefits otherwise payable under the contract. It is probable that the receipt of Accelerated Benefits will be a taxable event. Please consult your personal tax advisor to determine the tax status of any benefits paid under this rider.



               We, National Life Insurance Company, will pay Accelerated Benefits to the Owner during the lifetime of the Covered Person. Such benefit will be paid:


                  1. upon election by the Owner; and
                  2. in lieu of payment of the full Death Benefit of the
                     contract; and
                  3. subject to the terms of this rider.

               The date of issue of this rider is the contract Date of Issue unless a later date is shown below.



BENEFITS
--------------------------------------------------------------------------------

ACCELERATED
BENEFITS AMOUNT

               The Accelerated Benefits Amount (called the Amount in this rider) will be determined as of the Election Date. The following factors may be used in the determination of this
               Amount:


                  1. the amount available upon surrender of the contract; and
                  2. the amount of the Death Benefit; and
                  3. the Accelerated Benefits Interest Rate in effect; and
                  4. any administrative fee assessed; and
                  5. a mortality assumption and discount methodology filed in the state.

               We will declare the Accelerated Benefits Interest Rate. It will not exceed the greater of:

                  1. the yield on the 90-day U.S. Treasury Bills on the
                     Election Date; or
                  2. the Published Monthly Average for the calendar month
                     ending two months before the calendar month in which the Election Date occurs.

               The Published Monthly Average shall be the Moody's Corporate Bond Yield Average-Monthly Average Corporates, as published by Moody's Investors Service, Inc., or any successor to it. If at any time that Published Monthly Average is no longer published, a substantially similar average, established under the laws of the state where the contract is delivered, shall be used.






                                               National Life Insurance Company
          One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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9304(0801)                                                              Page 1

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               Only a full acceleration of the Death Benefit will be allowed.
               The Amount, which will never be less than the surrender value of the contract, will be paid in a lump sum. The Amount must first be applied to pay any debt to us on the contract.

               The contract to which this rider is attached will terminate on the date that the Accelerated Benefits Amount is paid.

               If this rider is attached to a Flexible Premium Variable Annuity, then any money within the variable sub-accounts of that annuity will be transferred to the Money Market Fund on the date a complete Application for Election of Accelerated Benefits is received at our Home Office. The Owner must authorize such transfer on the Application for the Election of Accelerated Benefits form.


TERMINAL ILLNESS

               Accelerated Benefits can be elected if the Covered Person is Terminally Ill. Terminally Ill means that the Covered Person has been certified by a Physician as having an illness or chronic condition which can reasonably be expected to result in death in 24 months or less from the date of certification.

               The Covered Person is the human being upon whose death the contract's Death Benefit is paid.

               A Physician is a medical doctor or doctor of osteopathy within the definition of Section 1861(r)(1) of the Social Security Act.

LIMITATIONS ON
PAYMENTS FOR
TERMINAL ILLNESS

               The contract to which this rider is attached must have been in force for five years before the contract's Death Benefit may be accelerated. The Terminal Illness must commence while the contract is in force.

               If there is a change in the contract's Covered Person, a new five-year deferral period, measured from the date we receive request for the change, must be satisfied before acceleration may occur. The Terminal Illness of the new Covered Person must commence after the date of the request for the change.


National Life Insurance Company
One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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9304(0801)                                                              Page 2


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GENERAL TERMS
--------------------------------------------------------------------------------

ELECTION DATE

               The Election Date is the date we receive proof of Terminal Illness as defined in this rider.

               If the Covered Person dies after the date a complete Application for Election of Accelerated Benefits is received at our Home Office but prior to the date that the Accelerated Benefits Amount is paid, the contract's Death Benefit will be paid instead of the Accelerated Benefits Amount.

               If withdrawals or premiums are made after the Election Date but prior to the date of the Accelerated Benefits Amount payment, the Amount will be adjusted accordingly.


ELECTION

               To elect Accelerated Benefits the Owner must complete an Application for Election of Accelerated Benefits. We will provide this Application at the Owner's request. The Owner must provide us with the written consent of any collateral assignee and any irrevocable beneficiaries. We may request that the contract accompany the application to our Home Office.


LEGAL
REQUIREMENTS

               If the Owner is required by law to elect Accelerated Benefits to meet the claims of creditors, whether in bankruptcy or otherwise, Accelerated Benefits will not be available.

               If the Owner is required by a government agency to elect Accelerated Benefits to apply for, obtain, or keep a government benefit or entitlement, Accelerated Benefits will not be available.


PROOF OF
TERMINAL ILLNESS

               We must receive written proof satisfactory to us that the Covered Person is Terminally Ill. Such written proof must include a statement from a Physician or Licensed Health Care Practitioner, other than the Covered Person or a member of the Covered Person's immediate family, affirming that the Covered Person is Terminally Ill.

               We have the right to have the Covered Person examined by a physician of our own choice when and as often as we may reasonably require while an election of Accelerated Benefits is pending. Such examinations will be made at our expense.





                                               National Life Insurance Company
          One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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9304(0801)                                                              Page 3

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TERMINATION

               This rider shall terminate on the earliest of:

                  1. the date the contract to which this rider is attached
                     terminates; or
                  2. the date the contract to which this rider is attached
                     is annuitized; or
                  3. the date that the Covered Person changes to a person
                     whose age nearest birthday as of the contract's Date of Issue is older than age 75; or
                  4. the date we receive the Owner's written request to
                     terminate this rider.

Signed for National Life Insurance Company at Montpelier, Vermont, as of the date of issue, by



[SIG]


Chairman of the Board
       and
Chief Executive Officer



Rider date of issue if different from contract Date of Issue:
                                                             -----------------





National Life Insurance Company
One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
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9304(0801)                                                               Page 4